Exhibit 1.1

EXECUTION COPY

$200,000,000

THOMPSON CREEK METALS COMPANY INC.

12.5% Senior Notes due 2019

Underwriting Agreement

May 8, 2012

J.P. Morgan Securities LLC

As Representative of the several Underwriters listed in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Thompson Creek Metals Company Inc., a Canadian corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 12.5% Senior Notes due 2019 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of May 11, 2012 (the “Base Indenture”), to be supplemented by a first supplemental indenture (the “First Supplemental Indenture”) and a second supplemental indenture (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “U.S. Guarantors”), the guarantors listed in Schedule 3 hereto (the “British Columbia Guarantors”), the guarantors listed in Schedule 4 hereto (the “Yukon Guarantor” and, together with the British Columbia Guarantors, the “Canadian Guarantors,” and such Canadian Guarantors, together with the U.S. Guarantors, the “Guarantors”), Wells Fargo Bank, National Association, as U.S. trustee (the “U.S. Trustee”), and Valiant Trust Company, as Canadian trustee (the “Canadian Trustee”) and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                       Registration Statement and Canadian Shelf Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-170232), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it, and any post-effective amendment thereto, became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “U.S. Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “U.S. Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities in the United States.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference herein to the term “Registration Statement” shall be deemed to include Post-Effective Amendment No. 1 to the Registration Statement, filed with the Commission on May 7, 2012 (“Post-Effective Amendment No. 1”).  Any reference in this Agreement to the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such U.S. Preliminary Prospectus or the U.S. Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The Company has also prepared and filed with the Ontario Securities Commission (the “Reviewing Authority”), as the Company’s principal securities regulator in Canada, and the securities commission or similar regulatory authority in each of the other provinces of Canada except the Province of Quebec (collectively with the Reviewing Authority, the “Canadian Securities Commissions”), on (i) April 10, 2012, a preliminary short form base shelf prospectus in accordance with National Instrument 44-101 Short Form Prospectus Distributions of the Canadian Securities Administrators (“NI 44-101”) and in accordance with the procedures set out in National Instrument 44-102 Shelf Distributions of the Canadian Securities Administrators (“NI 44-102”) and was issued, on April 10, 2012, a receipt therefor by the Reviewing Authority, and (ii) April 19, 2012, a short form (final) base shelf prospectus (the “Canadian Shelf Prospectus”) in accordance with NI 44-101 and in accordance with the procedures set out in NI 44-102 qualifying the distribution of, inter alia, the Securities and was issued, on April 19, 2012, a receipt therefor by the Reviewing Authority.  Receipts therefor were deemed to have been issued by the Canadian Securities Commissions other than the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 Passport System of certain of the Canadian Securities Administrators. The Company has also filed with the Canadian Securities Commissions, in accordance with NI 44-102, a preliminary supplement to the Canadian Shelf Prospectus dated May 7, 2012 relating to the Securities (the “Canadian Preliminary Prospectus Supplement”); and

as used herein, the term “Canadian Preliminary Prospectus” means the Canadian Preliminary Prospectus Supplement together with the Canadian Shelf Prospectus; the term “Canadian Final Prospectus Supplement” means the final supplement to the Canadian Shelf Prospectus relating to the Securities and includes any amendment thereto; and the term “Canadian Final Prospectus” means the Canadian Final Prospectus Supplement together with the Canadian Shelf Prospectus, including any amendment thereto.  Any reference in this Agreement to the Canadian Preliminary Prospectus or the Canadian Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Canadian Preliminary Prospectus or the Canadian Final Prospectus shall be deemed to refer to and include any documents filed after the date of such document with the Canadian Securities Commissions that are deemed to be incorporated by reference therein.

At or prior to May 8, 2012, the time when sales of the Securities were first made pursuant to the Registration Statement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”):  a U.S. Preliminary Prospectus dated May 7, 2012, and each “free-writing prospectus” used in the United States (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

When used in this Agreement:  (i) the term “Preliminary Prospectus” means both the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus; and (ii) the term “Prospectus” means both the U.S. Prospectus and the Canadian Final Prospectus.

Concurrently with the offering of the Securities, the Company intends to undertake an offering of tMEDS, or tangible equity units (the “Units”), each consisting of an amortizing debt security of the Company and a contract to purchase common stock of the Company, with aggregate gross proceeds of up to $230.0 million.  The Company intends to use the net proceeds of the offerings of the Securities and the Units to fund capital expenditures and for general corporate purposes. In order to permit these offerings and to make certain modifications to the Credit Agreement, dated as of December 10, 2010, as amended, among the Company, the lenders from time to time party thereto and J.P. Morgan Chase Bank N.A., as administrative agent, the Company is entering into an amendment thereto (the “Fourth Amendment to the Credit Agreement”) concurrently with offering the Securities.

2.                                       Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto for a payment equal to 98.16% of the principal amount thereof plus accrued interest, if any, from May 11, 2012 to the Closing Date (as defined below). 1.84% of the principal amount of such Securities shall be credited to the respective Underwriter as a commission under this Agreement.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                                  Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on May 11, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the U.S. Trustee, as custodian for The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)                                  The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter and shall not be on behalf of the Company or the Guarantors or any other person.

3.                                       Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a)                                  Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or by any Canadian Securities Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act and the securities laws in each of the Provinces of Canada other than the Province of Quebec (the “Qualifying Provinces”)

and the respective rules and regulations under such laws, including national or multilateral instruments adopted in the Qualifying Provinces, together with the published policy statements, blanket orders and notices of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.

(c)                                  Issuer Free Writing Prospectus.  The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement, and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Canadian Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Canadian Final Prospectus will contain full, true and plain disclosure of all material facts relating to the Securities; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the U.S. Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                                  Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the U.S. Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the documents incorporated by reference in the Canadian Final Prospectus, when they were filed with the Canadian Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws; none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission and the Canadian Securities Commissions, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act, the Exchange Act, or Canadian Securities Laws, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                    Financial Statements.  The financial statements and the related notes thereto incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Canadian Securities Laws, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensbile Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the U.S. Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                 No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)                                 Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 5 to this Agreement.

(i)                                     Capitalization.  The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under the Company’s Credit Agreement, dated as of December 10, 2010, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time party thereto (as amended and supplemented from time to time, the “Credit Agreement”).

(j)                                     Due Authorization.  The Company and each of the Guarantors have full power and authority to execute and deliver this Agreement, the Securities (including the Guarantees), and the Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation by each of them of the transactions contemplated thereby has been duly and validly taken.

(k)                                  The Indenture.  The Indenture has been duly authorized by the Company and each of the Guarantors and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)                                     The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees contained in the Indenture have been duly authorized by each of the Guarantors and, when the Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto and the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligations of each of the

Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)                               Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(n)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority have jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the filing of the Canadian Final Prospectus with the Canadian Securities Commissions to qualify the distribution of the Securities, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws and Canadian Securities Laws in connection with the purchase and distribution of the Securities (including the Guarantees) by the Underwriters.

(r)                                    Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.

(s)                                  Independent Accountants. KPMG LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and any applicable Canadian auditor independence professional standards or other applicable requirements.

(t)                                    Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid mining tenements, mining rights, easements, rights of way, auxiliary rights or rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)                                 Reserve Data.  The proven and probable reserves and measured and indicated  resources estimates of the Company and its subsidiaries (i) as of December 31, 2011 contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus were prepared by, or prepared by appropriate personnel of the Company and verified by, (a) Michael J. Lechner, P. Geo., of Resource Modeling Inc., (b) John M. Marek, P.E., and Herbert E. Welhener, MMSA-QPM, of Independent Mining Consultants, Inc. and (c) Darin Labrenz, P. Geo., each of whom is a Qualified Person (as such term is defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects of the Canadian Securities

Administrators (“NI 43-101”)), and (ii) as of March 31, 2012 contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus prepared by appropriate personnel of the Company, in each case, as set forth and to the extent indicated therein, and such estimates fairly reflect, in all material respects, the proven and probable reserves and measured and indicated resources of the Company and its subsidiaries, as applicable, at the effective dates of such estimates and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved, and with NI 43-101.  The technical reports filed by the Company with the Canadian Securities Commissions have been prepared in accordance with, and such technical reports and the proven and probable reserves and measured and indicated resources estimates included in each of the Time of Sale Information and the Prospectus comply in all material respects with, the requirements of NI 43-101.  The authors of such technical reports meet the qualification requirements and, to the extent applicable, the independence requirements of NI 43-101.

(v)                                 Independent Consultants. (i) Resource Modeling Inc., which serves as an independent mining industry consultant, to the best knowledge of the Company and each of the Guarantors (1) does not have any direct material financial interest or material indirect financial interest in the Thompson Creek Mine, the Company or any of the Guarantors other than the compensation payable to it in respect of its engagements by the Company or any of the Guarantors in respect of the Thompson Creek Mine, and (2) was not and is not connected as a promoter, underwriter, voting trustee, director, officer or employee of the Thompson Creek Mine, the Company or any of the Guarantors; and (ii) Independent Mining Consultants, Inc., which serves as an independent mining industry consultant, to the best knowledge of the Company and each of the Guarantors (1) does not have any direct material financial interest or material indirect financial interest in the Thompson Creek Mine, the Endako Mine, the Mt. Milligan project, the Company or any of the Guarantors other than the compensation payable to it in respect of its engagements by the Company or any of the Guarantors in respect of the Thompson Creek Mine, the Endako Mine and the Mt. Milligan project, and (2) was not and is not connected as a promoter, underwriter, voting trustee, director, officer or employee of the Thompson Creek Mine, the Endako Mine, the Mt. Milligan project, the Company or any of the Guarantors.

(w)                               Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except for any such notice of infringement or conflict that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.  There is no such relationship that is required by Canadian Securities Laws to be described in the Canadian Final Prospectus that is not so described.

(y)                                 Investment Company Act.  Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the U. S. Prospectus, none of them will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)                                  Taxes.  The Company and its subsidiaries have paid all U.S. and Canadian federal, state, provincial, territorial and local taxes and all foreign taxes, and filed all tax returns required to be paid or filed through the date hereof, except for any such non-payment as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits, approvals, consents and other authorizations issued by, and have made all declarations and filings with, the appropriate U.S. and Canadian federal, state, provincial, territorial, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except such notice of revocation or modification or non-renewal as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            Compliance with Environmental Laws.  (i) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries (x)

are in compliance with, and have not violated, any and all applicable federal, state, provincial, territorial, local and foreign laws, rules, regulations and other legally enforceable requirements relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or operating costs of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)                          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except, in the case of each of clauses (i), (ii), (iv) and (v) above, as would not reasonably be expected to have a Material Adverse Effect.

(ee)                            Disclosure Controls.  The Company and its subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company is in compliance with all requirements of Canadian Securities Laws applicable to it concerning disclosure controls and procedures.

(ff)                              Accounting Controls.  The Company and its subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” as defined in Rule 13a-15(f) of the Exchange Act that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in XBRL included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no (i) material weaknesses in the Company’s and its subsidiaries’ internal controls, taken as a whole, or (ii) significant deficiencies in the Company’s and its subsidiaries’ internal controls that would have a material impact on the reliability of financial reporting and the preparation of financial statements of the Company and its subsidiaries, taken as a whole. The Company is in compliance with all requirements of Canadian Securities Laws applicable to it concerning internal control over financial reporting.

(gg)                            Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or The Corruption of Foreign Public Officials Act (Canada); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)                                  Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering or terrorist financing statutes of all jurisdictions in which the Company or any of its subsidiaries owns property, assets or conducts its respective operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Guarantors, threatened.

(jj)                                Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)                      Solvency.  On the Closing Date, the Company and each of the Guarantors (after giving effect to the issuance of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus), taken as a whole, will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each of the Guarantors is not less than the total amount required to pay the liabilities of the Company and each of the Guarantors on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each of the Guarantors is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities and the issuance of the Guarantees as contemplated by this Agreement, each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of the Guarantors is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company and each of the Guarantors is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and each of the Guarantors is engaged; and (v) the Company and each of the Guarantors is not a defendant in any civil action that would result in a judgment that the Company and each of the Guarantors is or would become unable to satisfy.

(ll)                                  No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm)                  No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)                          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act or qualify any securities for distribution by prospectus under Canadian Securities Laws by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo)                          No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)                          Forward-Looking Statements.  No forward-looking statement within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or forward-looking information within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations (“NI 51-102”) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.  All forward-looking information contained or incorporated by reference in the Canadian Final Prospectus complies with the requirements of Part 4A and Part 4B of NI 51-102.

(rr)                                Statistical and Market Data.  Nothing has come to the attention of the Company or any of the Guarantors that has caused the Company or such Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)                              Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)                                Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(uu)                          Eligibility for Canadian Shelf Prospectus. The Company is eligible to conduct an offering of securities utilizing a short form prospectus under NI 44-101 and is eligible to utilize the shelf prospectus procedures under NI 44-102.

4.                                      Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)                                 Required Filings.  The Company and the Guarantors will file the final U.S. Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities in the United States; and the Company will furnish copies of the U.S. Prospectus, the Canadian Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City (or, in the case of the Canadian Final Prospectus, at such location in Canada as the Representative may request) prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.  The Company and the Guarantors will file the Canadian Final Prospectus Supplement with the Canadian Securities Commissions within the time periods specified by NI 44-102.

(b)                             Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the U.S. Prospectus and the Canadian Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the U.S. Prospectus or the Canadian Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the U.S. Prospectus, the Canadian Final Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission or any Canadian Securities Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or the Canadian Final Prospectus, or the receipt of any comments from the Commission or the Canadian Securities Commissions relating to the Registration Statement or the Canadian Final Prospectus or any other request by the Commission or by a Canadian Securities Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus or the U.S. Prospectus, the issuance by any Canadian Securities Commission of any order suspending the effectiveness of the Canadian Shelf Prospectus or preventing or suspending the use of any Canadian Preliminary Prospectus or the Canadian Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act or applicable provisions of Canadian Securities Laws; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; or the occurrence of any event prior to the completion of the distribution of the Securities (within the meaning of

Canadian Securities Laws) as a result of which the Canadian Final Prospectus would not constitute full, true and plain disclosure of all material facts relating to the Securities; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.  All Time of Sale Information as at the Time of Sale will be contained or incorporated by reference in the Canadian Final Prospectus.  In the event that any amendment or supplement to the Time of Sale Information is required pursuant to this paragraph (e), the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Canadian Securities Commissions and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Canadian Final Prospectus (or any document to be filed with the Canadian Securities Commissions and incorporated by reference therein) as may be necessary so that the statements in the Canadian Final Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading and will constitute full, true and plain disclosure of all material facts relating to the Securities.

(f)                                   Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; (ii) it is necessary to amend or supplement the Prospectus to comply with law; or (iii) it is necessary to amend or supplement the Canadian Final Prospectus in accordance with Canadian Securities Laws, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission or the Canadian Securities Commissions, as the case may be, and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and the Canadian Securities Commissions and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, and so that the Canadian Final Prospectus will constitute full, true and plain disclosure of all material facts relating to the Securities.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Clear Market.  During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year, except for Capitalized Lease Obligations (as defined in the Time of Sale Information and the Prospectus under the heading “Description of notes”) permitted by the Indenture.

(j)                                    Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k)                                 DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)                                     No Stabilization.  Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.        Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement or suspending trading in the Securities shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act or pursuant to Canadian Securities Laws shall be pending before or threatened by the Commission or any Canadian Securities Commission; the U.S. Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; the Canadian Final Prospectus Supplement shall have been filed with the Canadian Securities Commissions in accordance with Section 4(a) hereof; and all requests by the Commission or any Canadian Securities Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)           Representations and Warranties.  The representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and each of the

Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No events or conditions of the types described in Section 3(g) hereof shall have occurred or shall exist, which events or conditions are not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative are so material and adverse, individually or in the aggregate, as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officer’s Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed each of the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (iv) confirming that, giving effect to the sale of Securities, the sale of the Units and the Fourth Amendment to the Credit Agreement, the Company will be in compliance with terms, provisions, covenants and conditions of the Credit Agreement and the indenture governing the 7.375% Senior Unsecured Notes due 2018.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, each of KPMG LLP and PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters as delivered in public offerings of securities in both the United States and Canada with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information

and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)           Opinions and 10b-5 Statement of Counsel for the Company and the Guarantors.  (i) Gibson, Dunn & Crutcher LLP, United States counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-1 hereto; (ii) Goodmans, Canadian counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-2 hereto; (iii) Wendy Cassity, Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representative, at the request of the Company, her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-3 hereto; (iv) Brownstein Hyatt Farber Schreck, LLP, Nevada counsel for the Company and the Guarantors shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-4 hereto; (v) Lackowicz Shier & Hoffman LLP, Yukon counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-5 hereto; and (vi) Goodmans LLP, Canadian tax counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-6 hereto and shall have provided a copy of the opinion of Legacy Tax & Trust Lawyers, British Columbia tax counsel for the Company and the Guarantors, dated the Closing Date and addressed to Goodmans LLP and referred to in such opinion of Goodmans LLP.

(h)           Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date (i) an opinion and 10b-5 Statement of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters and (ii) an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, with respect to such matters, if any, as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            Securities and Indenture.  The Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the U.S. Trustee; and the Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantors, the U.S. Trustee and the Canadian Trustee.

(j)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. or Canadian federal, provincial, territorial or state, or any foreign, governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any U.S. or Canadian federal, provincial, territorial or state, or foreign, court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k)           Good Standing.  The Representative shall have received as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)            DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)          Credit Agreement Amendment.  The Fourth Amendment to the Credit Agreement shall be effective, and the Representative shall have received a duly executed copy thereof.

(n)           Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purposes of enabling the respective counsels to deliver their opinions to the Underwriters pursuant to Sections 6(g) and 6(h) or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements contained in this Agreement.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the U.S. Prospectus (or any amendment or supplement thereto), the Canadian Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale

Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)           Indemnification of the Company and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the U.S. Prospectus (or any amendment or supplement thereto), or the Canadian Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information contained in Schedule 6.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC, and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            The Company and the Guarantors will, jointly and severally, indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement.  All payments to be made by the Company or the Guarantors to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or such Guarantor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Guarantors shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided that no such additional amounts shall be payable: (i) with respect to taxes imposed by any taxing or other governmental authority by reason of any present or former connection between any of the Underwriters and the relevant taxing jurisdiction, other than any such connection arising solely from such person having executed, delivered or performed its obligations under this Agreement or receiving payments hereunder or the enforcement of rights in respect thereto, (ii) with respect to taxes imposed on fees payable in respect of services rendered in Canada or (iii) to the extent that such taxes would not have been imposed but for the failure of any of the Underwriters to use reasonable efforts to comply with a written notice requesting any certification, identification or other information concerning the nationality, residence, identity or connection with the relevant taxing jurisdiction of such person that it is legally able to provide, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes. If any taxes are collected by deduction or withholding, the Company will provide the Underwriters copies of documentation evidencing the transmittal to the proper authorities of the amount of taxes deducted or withheld within 15 days after payment of such taxes.

(g)           Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Toronto Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. or Canadian federal, New York State, Ontario or British Columbia authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and Canada, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.             Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10.           Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. and Canadian counsel for the Underwriters) (subject to a maximum amount not to exceed $30,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the U.S. Trustee, the Canadian Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC and CDS; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, except that the Company and the Guarantors jointly and severally agree to pay or cause to be paid only 50% of all costs of, and expenses relating to, any aircraft chartered in connection with attending or hosting such presentations.

(b)           If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors, jointly and severally, agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel and the costs of, and expenses relating to, any aircraft chartered as referred to in Section 10(a)(ix)) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.           Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.           Miscellaneous.  (a)  Authority of the Representative.  Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: David A. Dwyer.  Notices to the Company and the Guarantors shall be given to them at 26 West Dry Creek Circle, Suite 810, Littleton, CO 80120 (fax: 303-762-3511); Attention: Wendy Cassity.

(c)           Submission to Jurisdiction, etc.  The Company and each Guarantor irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts sitting in the County and City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Service of any process, summons, notice or document by registered mail addressed to the Company or any Guarantor at the address above in Section 15(b) shall be effective service of process against the Company for any suit, action or proceeding brought in any such court. The Company and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and each Guarantor and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment.  The Company and each Guarantor further agrees that nothing herein shall affect any Underwriter’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

(d)           Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)           Judgment Currency.  The obligation of the Company and each Canadian Guarantor in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Canadian Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Canadian Guarantor, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

(f)            Waiver of Immunity.  To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Agreement, each of the Company and the

Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

(g)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)            Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THOMPSON CREEK METALS COMPANY INC.

By	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

BERG GENERAL PARTNER CORP.
BERG METALS LIMITED PARTNERSHIP
BLUE PEARL MINING INC.
CYPRUS THOMPSON CREEK MINING COMPANY
LANGELOTH METALLURGICAL COMPANY LLC
LONG CREEK MINING COMPANY
MT. EMMONS MOLY COMPANY
TERRANE METALS CORP.
THOMPSON CREEK METALS COMPANY USA
THOMPSON CREEK MINING CO.
THOMPSON CREEK MINING LTD
THOMPSON CREEK SERVICES ULC

By	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted: May 8, 2012

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ David A. Dwyer
Authorized Signatory

Signature Page to Underwriting Agreement

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$86,956,000
Deutsche Bank Securities Inc.	$43,478,000
RBC Dominion Securities Inc.	$43,478,000
SG Americas Securities, LLC	$8,696,000
Standard Bank Plc	$8,696,000
UBS Securities LLC	$8,696,000

Total	$200,000,000

Schedule 2

U.S. Guarantors

Cyprus Thompson Creek Mining Company, a Nevada corporation

Long Creek Mining Company, a Nevada corporation

Langeloth Metallurgical Company LLC, a Colorado limited liability company

Mt. Emmons Moly Company, a Colorado corporation

Thompson Creek Metals Company USA, a Colorado corporation

Thompson Creek Mining Co., a Colorado corporation

Schedule 3

British Columbia Guarantors

Berg General Partner Corp., a British Columbia, Canada corporation

Berg Metals Limited Partnership, a British Columbia, Canada limited partnership

Blue Pearl Mining Inc., a British Columbia, Canada corporation

Terrane Metals Corp., a British Columbia, Canada corporation

Thompson Creek Services ULC, a British Columbia, Canada unlimited liability company

Schedule 4

Yukon Guarantor

Thompson Creek Mining Ltd, a Yukon, Canada corporation

Schedule 5

Subsidiaries

Cyprus Thompson Creek Mining Company, a Nevada corporation

Long Creek Mining Company, a Nevada corporation

Langeloth Metallurgical Company LLC, a Colorado limited liability company

Thompson Creek Metals Company USA, a Colorado corporation

Thompson Creek Mining Co., a Colorado corporation

Berg General Partner Corp., a British Columbia, Canada corporation

Berg Metals Limited Partnership, a British Columbia, Canada limited partnership

Blue Pearl Mining Inc., a British Columbia, Canada corporation

Terrane Metals Corp., a British Columbia, Canada corporation

Thompson Creek Services ULC, a British Columbia, Canada unlimited liability company

Thompson Creek Mining Ltd, a Yukon, Canada corporation

Highlands Ranch, LLC, a Colorado limited liability company

Howards Pass General Partner Corp., a British Columbia, Canada corporation

Howards Pass Metals Limited Partnership, a British Columbia, Canada limited partnership

Maze Lake General Partner Corp., a British Columbia, Canada corporation

Maze Lake Metals Limited Partnership, a British Columbia, Canada limited partnership

Mt. Emmons Moly Company, a Colorado corporation

Thompson Creek UK Limited, a United Kingdom corporation

Schedule 6

Section 7(b) Information

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.25% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.375% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Annex A

Additional Time of Sale Information

1.             Term sheet containing the terms of the securities, substantially in the form of Annex B.

A-1

Annex B

Thompson Creek Metals Company Inc.

Pricing Term Sheet

B-1

Pricing Term Sheet Dated May 8, 2012	Filed pursuant to Rule 433 Issuer Free Writing Prospectus supplementing the Preliminary Prospectus Supplement dated May 7, 2012 and the Prospectus dated May 7, 2012 Registration No. 333-170232

Thompson Creek Metals Company Inc.

Pricing Term Sheet

$200,000,000 12.5% Senior Notes due 2019

Issuer:	Thompson Creek Metals Company Inc.

Distribution:	SEC registered

Security Description:	12.5% Senior Notes due 2019

Aggregate Principal Amount:	$200,000,000

Gross Proceeds:	$200,000,000

Net Proceeds (Before Expenses):	$196,320,000

Maturity:	May 1, 2019

Coupon:	12.5%

Offering Price:	100.000% of principal amount

Yield to Maturity:	12.5%

Spread to Benchmark Treasury:	+1126 bps

Benchmark Treasury:	Treasury Rate 1.25% due 4/30/19

Ratings*:

Interest Payment Dates:	Semi-annually on each May 1 and November 1, commencing November 1, 2012

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Optional redemption:	Make-whole call @ T+50 basis points prior to May 1, 2016, then:

	On or after:	Price:
	May 1, 2016	106.250%
	May 1, 2017	103.125%
	May 1, 2018 and thereafter	100.000%

Equity Clawback:	Up to 35% at 112.500% plus accrued and unpaid interest until May 1, 2015

Change of control:	Putable at 101% of principal amount thereof, plus accrued and unpaid interest

Trade Date:	May 8, 2012

Settlement:	T+3 (May 11, 2012)

CUSIP:	884768AE2

ISIN:	US884768AE29

Denominations/Multiple:	$2,000/$1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
RBC Dominion Securities Inc.

Co-Managers:	SG Americas Securities, LLC
Standard Bank Plc
UBS Securities LLC

Trustee:	Wells Fargo Bank, National Association

Canadian Co-Trustee:	Valiant Trust Company

Capitalization

The “Capitalization” section on page S-50 of the Preliminary Prospectus Supplement is hereby replaced in its entirety with the “Capitalization” section set forth below:

The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 31, 2012, on:

•                  an actual basis;

•                  an as adjusted basis to give effect to the sale of the notes offered hereby; and

•                  an as further adjusted basis to give effect to the sale of $220,000,000 aggregate stated amount of tMEDS in the concurrent tMEDS offering (but does not give effect to the sale of up to an additional $30,000,000 aggregate stated amount of tMEDS if the underwriters exercise their option to purchase additional tMEDS in full). See “Summary—The Transactions.”

These “As adjusted” and “As further adjusted” amounts do not reflect the use of proceeds contemplated hereby.  See “Use of proceeds.” You should read this table along with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The tMEDS offering is not contingent on the completion of this offering, and this offering is not contingent upon the completion of the tMEDS offering. There can be no assurance as to the actual aggregate principal amount of notes that will be issued in this offering or as to the aggregate stated amount of tMEDS that will be issued in the concurrent tMEDS offering.

	As of March 31, 2012
(U.S. dollars in millions)	Actual	As adjusted	As further adjusted
	(unaudited)
Cash and cash equivalents	$162.7	$357.3	$569.3

Long-term debt (1):
Revolving credit facility (2)	$—	$—	$—
Caterpillar equipment financing facility (3)	8.2	8.2	8.2
Equipment loans	14.7	14.7	14.7
7.375% Senior Notes due 2018	350.0	350.0	350.0
11.68% Amortizing notes that are components of the tMEDS offered concurrently (4)	—	—	35.9
12.5% Senior Notes due 2019 offered hereby	—	200.0	200.0
Other debt	0.3	0.3	0.3
Total debt	$373.2	$573.2	$609.1
Shareholders’ equity
Common stock, no-par value, unlimited shares authorized and 168,077,396 issued and outstanding as of March 31, 2012 (5)	$1,015.2	$1,015.2	$1,015.2
Additional paid-in capital (6)	53.6	53.6	231.1
Retained earnings	639.7	639.7	639.7
Accumulated other comprehensive income	51.4	51.4	51.4
Total shareholders’ equity	$1,759.9	$1,759.9	$1,937.4
Total capitalization	$2,133.1	$2,333.1	$2,546.4

(1)               Although we do not record it as indebtedness, we also have $409.6 million in outstanding deferred revenues under our Gold Stream transaction described in “Description of other indebtedness and deferred revenue—Gold Stream transaction” and note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K and $171.9 million in remaining proceeds of the Gold Stream transaction that are available to us over the Mt. Milligan construction period.  These amounts are and would be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The amortizing notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

(2)               As of March 31, 2012, we had available borrowings of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), all of which, if borrowed, would be secured.  See “Description of other indebtedness and deferred revenue—Revolving credit facility” for a description of this facility.

(3)               As of March, 31, 2012, we had available borrowings of $123.8 million under our Caterpillar equipment financing facility, all of which, if borrowed, would be secured by the equipment financed with those borrowings.  See “Description of other indebtedness and deferred revenue—Caterpillar equipment financing facility” for a description of this facility.

(4)               Each tMEDS will include an amortizing note, as described in “Summary—The Transactions.” 16.3% of the stated amount of the tMEDS will be represented by the amortizing notes. The amortizing note portion of each tMEDSs will have an initial principal amount of $4.075312 per amortizing note, bear interest at a rate of 11.68% per annum and have a final installment payment date of May 15, 2015. The total stated amount of each tMEDS is $25, including the purchase contract described in footnote (6) below.

(5)               The “As adjusted” and “As further adjusted” share numbers do not include shares of common stock issuable upon settlement of the purchase contracts that are components of the tMEDS.

(6)               Each tMEDS will include a purchase contract, as described in “Summary—The Transactions.” We will account for the purchase contracts that are components of the tMEDS as equity and will record the initial fair value of these purchase contracts, net of the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts, as additional paid-in capital. See footnote (4) above.

The issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you to the prospectus supplement and accompanying prospectus if you request it by calling J.P. Morgan Securities (collect) at 1-212-834-4533; Deutsche Bank Securities at 1-800-503-4611 or RBC Capital Markets at 1-877-280-1299.

Annex C-1

Form of Opinion of United States Counsel for the Company and the Colorado Guarantors

C-1-1

Annex C-2

Form of Opinion of Canadian Counsel for the Company

C-2-1

Annex C-3

Form of Opinion of the General Counsel of the Company

C-3-1

Annex C-4

Form of Opinion of Nevada Counsel

C-4-1

Annex C-5

Form of Opinion of Yukon Counsel

C-5-1

Annex C-6

Form of Tax Opinion of Canadian Counsel

C-6-1